EXHIBIT 10.1

                      FORM of IP GATEWAY PURCHASE AGREEMENT


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10.1 p1

                               GOLDEN ACCESS GROUP
                     IP Telephony Gateway Purchase Agreement

This Purchase Agreement (hereinafter called the "Agreement") entered as of July 13, 1999 between (hereinafter called "Customer") and Golden Access Group of Miami, Florida, USA (hereinafter called "Golden Access") establishes the terms and conditions under which Golden Access will supply the IP Telephony Gateway (hereinafter called ("Product") to the Customer.

Golden Access agrees to sell the Product as follows:

1.       Golden Access IP Telephony Gateway configuration of:
          o        8-Port System - $US 16,000.00

2. Payment Terms are 25% downpayment upon signing of this Agreement and 75% within thirty (30) days of date of invoice by certified cheque, bank transfer or an irrevocable Letter of Credit from a financial institution acceptable to Golden Access.

3. Golden Access grants the Customer a personal, non-exclusive, non-transferable license to use the IP Telephony Gateway software solely for the operation of the Customer's IP Telephone services to its subscribers. Under the terms of this license, the Customer shall not:

          o        Modify of copy the software
          o Reverse compile or reverse engineer all or any portion of the software
          o Distribute, disclose or transfer the software to any third party

4. Golden Access will provide remote product support on a Mon.-Fri.(9am EST-6pm EST) basis and access to new software releases for a period of 1 year at no additional charge to the Customer. The Customer will provide Golden Access with all the necessary information and cooperation required for its technical support personnel to remotely access the system for maintenance and troubleshooting purposes. These procedures are outlined in Appendix B, attached hereto. It the Customer should request on-site technical support, this will be provided at the prices and terms sited in Appendix B.

5. Golden Access can offer annual extensions of the technical support/software update package to the Customer and these are available at the rates outlined in Appendix B.

6.       Golden Access will provide one (1) set of all the  necessary  technical
         documentation,   including  User  Manuals,  etc.  associated  with  the
         Product.

7. Golden Access will make available to the Customer, training in the installation and operation of the Product. This training is available at a rate of $500 per person per day in accordance with a schedule and location to be agreed upon between both parties. All travel and related expenses shall be borne by the Customer. In the event that the Customer elects to have Golden Access perform the initial installation as per paragraph 7 below, the training fee will be waived, however, the Customer will be responsible or the additional living expenses associated with said training.

8. Golden Access can provide On-site Installation at a rate of $750 per day plus travel and related expenses.


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         10.1 p2
                          GENERAL TERMS AND CONDITIONS

Clause 1 - Copyright and Confidentiality

1.1 Each Party agrees to maintain in strict confidence all plans, designs, drawings, trade secrets and other proprietary information of the other Party which is disclosed pursuant to this Agreement.

1.1 Golden Access retains title to all portions, excluding third party licenses, of the software associated with the Product. A Non-Disclosure Agreement, as per Appendix A, shall be signed by both Parties.

Clause 2 - Prices/Payment Terms

2.1      All prices are FOB Miami, FLA., USA

2.2 Golden Access reserves the right to charge interest on all delinquent payments at an annualized rate of 2 percentage points above the commercial rate as listed by its banking institution.

2.3 The Golden Access prices do not include the cost to Golden Access or its employees of any taxes, duties, levies or other like charges payable by them or any of them under the laws or regulations in force in countries other than the United States and to the extent that such taxes, duties, levies and other like charges are required to be paid, these shall be borne solely by the Customer.

Clause 3 - Warranty

3.1 Golden Access warrants that the Product shall be free of defects and perform in accordance with Golden Access's specifications for a period of ninety (90) days from delivery to the Customer. Golden Access's sole obligation under this warranty shall be to provide remote Technical Support as outlined in Appendix A in an effort to remedy the defect. The warranties in this article will be voided if the Product is modified in any way by the Customer and/or its agents without written authorization from Golden Access. GOLDEN ACCESS DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OF IMPLIED, IMCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Clause 4 - Liability

4.1 Under no circumstances shall Golden Access, its employees or cont5ractors be liable for any direct, Indirect, Incidental, special, punitive or consequential damages that may result in any way from negligence or acts of the Customer or its agents, the failure or malfunction of non-Golden Access equipment, the Customer's (or Customer's authorized users) use of, or inability to use the Product or any part thereof, resulting from errors, omissions, interruptions, delays in operation or transmission or any failure of performance of the Internet and/or PSTN networks.


4.2 Neither Golden Access or its third party licensors will be liable for indirect, incidental, special or consequential damages including but not limited to lost data or lost profits, however arising, even if it has been advised of the possibility of such damages. The liability of Golden Access and its third party licensors for damages under this agreement shall in no event exceed the amount paid by the Customer to Golden Access under this Agreement for the Product as to which the claim arose.

Clause 5 - Force Majeure

5.1 Golden Access shall not be liable for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by an even of Force Majeure, including but not limited to, fire, flood, explosion, accident, war, strike, embargo, government requirement, civil or military authority, Act of God, inability to secure materials, labour or transportation, acts of omissions of common carrier or warehouseman, or any other causes beyond their reasonable control. Any such delay or failure shall suspend the Agreement until the Force Majeure condition ceases and the Term shall be extended by the length of the suspension.

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10.1 p3

Clause 6 - Suspension/Termination

6.1 Either Party may, by written notice to the other Party, suspend or terminate its obligation under the Agreement

a) in the event that either Party shall have failed to pay or authorize payment of any sum to the other Party when due under the Agreement; or
b) in the event that either Party is in breach of the Agreement and shall fail after receiving not less than thirty (30) days written notice to take effective steps to remedy such breach; or
c) in the event that either Party goes into liquidation except for the purposes of corporate re-organization or otherwise ceases trading.

         Any suspension or termination as a result of the foregoing, does not absolve the Customer from its obligations to pay any outstanding invoices due under the Agreement.

Clause 7 - Effective Date of Agreement

7.1 This Agreement shall become effective on that date which it is duly initialed, signed and dated by authorized representatives of Golden Access and the Customer. Neither Party may assign, transfer the whole or any par of this Agreement to any one without written consent by the other Party.

Clause 8 - Arbitration and Jurisdiction

8.1 Al differences and disputes between the Parties arising from this Agreement which cannot be settles by mutual agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce
         (ICC). The arbitration proceeding shall take place at Miami, Florida and the language of the arbitration proceeding, the award and all documents filed or submitted in connection therewith shall be in English.

8.2      This  Agreement  shall  be  governed,   construed  and  interpreted  in
         accordance with the laws of the State of Florida, USA.

8.3 All correspondence relevant to the performance of this Agreement shall be in English and when given to Golden Access, should be addressed to:

         Golden Access Group
         1865 Brickell Avenue A-1609
         Miami, FL  33129

         And when given to the Customer, should be addressed to:



This Agreement supersedes all other prior discussions and negotiations between the Customer and Golden Access and sets forth the understanding between both Parties as to the intent of this Agreement. It may be modified in writing only, provided it is signed by a duly authorized representative of both Parties.

IN WITNESS WHEREOG, the Parties have executed this Agreement on the date herein;

Golden Access Group                                  Customer
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10-1-4
                                   APPENDIX A

                  Confidentiality and Non-Disclosure Agreement

This agreement is entered into as of _____________ between ____________and Golden Access Group, WHEREAS, each entity executing this agreement (hereinafter "Party")agrees that for the purpose of evaluating a potential business relationship, the parties will disclose and receive information under the terms and conditions specified below:

NOW THEREFORE, the parties hereby agree as follows:

1. All communications or data, in any form, which are disclosed by one Party or any of its subsidiary, patent or associate companies ("Disclosing Party") to the either Party or any of its subsidiary, parent or associate companies ("Receiving Party") and which are to be protected hereunder against unrestricted disclosure or competitive use by the Receiving Party shall be deemed to be "Confidential Information".

2. All Confidential Information, if in writing or other tangible form, shall be labeled as "Confidential" at the time of its delivery, and, if oral, shall be identified as "confidential" prior to disclosure

3. Confidential information of the Disclosing Party shall be treated as confidential and safeguarded hereunder by the Receiving Party for a period of two (2) years form the date of disclosure unless earlier waived in writing by the Disclosing Party.

4. The Receiving Party agrees that (a) any Confidential information disclosed hereunder shall be used by the Receiving Party solely for the purpose set forth above and (b) except as may be required by applicable law or legal process, the Receiving party will not disclose of disseminate such Confidential information to anyone, except to those employees (including employees of its parent, subsidiaries and affiliates) and professional advisers who have the need to know such Confidential information for the purpose for which it is disclosed, unless and until such time as such Confidential information:

a) is available generally to the public, other than as a result of a breach of this Agreement, or,
b) is disclosed lawfully to the Receiving Party by a third party who is free lawfully to disclose the same, or,
c)       is developed independently by the Receiving Party, or,
d) The applicable period of confidentiality pursuant to paragraph 3 has ended.
e) Is already in the possession of the Receiving Party and is subject to an existing agreement of confidence between the parties.


6. The Receiving Party shall use reasonable safeguards against the unauthorized disclosure of confidential and proprietary information and shall advise all of its employees and professional advisors having access to Confidential information of the obligations hereunder.

7. Upon expiration of the period of confidentiality, or sooner upon written request of the Disclosing Party, all Confidential Information in the possession of the Receiving Party shall be returned to the Disclosing Party or destroyed, at the option and instruction of the Disclosing Party.

8. It is understood that this Agreement is not intended to, and does not, obligate either Party to enter into any further agreements or to proceed with any relationship or other transaction.

9. This agreement shall be governed by and construed in accordance with the laws of the State of Florida, USA.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date herein.


Company: _______________________________                    Golden Access Group

Signature: _______________________________               _______________________
Name: __________________________________                  _____________________
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10-1-5

                                   APPENDIX B

                        Golden Access Purchase Agreement
                          Technical Support Procedures

In the event that the Customer requires remote Technical Support, Golden Access will offer this service on a Mon.-Fri. (9am EST - 6pm EST) basis. The procedure is as follows;

1) The Customer may either contact Golden Access at Support@goldenaccess.com or in the event of a critical problem, contact the Golden Access hotline (+1-305-XXX-XXXX) and report the problem to the customer service operator.
2) In the event of a non-critical request for Technical Support, Golden Access will make its best effort to respond to the Customer within the next available business day to provide further assistance.
3) In the event of a critical request (out of service) for Technical Support, Golden Access will make its best effort to contact the customer within 4 hours of the reporting time to commence their investigation into the problem.
4) If the event described in paragraph 3 above is caused by non-Golden Access equipment and/or software, it will be the responsibility of the Customer to directly contact the suppliers for technical support.
5) In the event that a Customer requests on-site support by Golden Access personnel, the charge will be $US 760 per day plus living expenses and return business class airfare billed at cost.
6) After the first year, if the Customer requests an extension to the Technical Support/Software update package, this will be charged at a rate of 8% of the total purchase price of the Product in operation by the Customer at the time of the request and payable in full at the beginning of the extension period.